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                                                                    EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
of CVS Corporation:

    We consent to incorporation by reference in the Registration Statements Numbers 33-40251, 33-17181, 2-97913, 2-77397, 2-53766, 333-34927, and
333-28043 on Form S-8 of CVS Corporation of our report dated February 9, 1998, relating to the consolidated balance sheets of CVS Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statement of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the December 31, 1997 annual report on Form 10-K of CVS Corporation and to our report dated February 9, 1998 on the related financial statement schedule, which report appears in the December 31, 1997 annual report on Form 10-K of CVS Corporation.

/s/ KPMG PEAT MARWICK LLP
----------------------------
    KPMG PEAT MARWICK LLP

Providence, Rhode Island
March 27, 1998